UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

Check the appropriate box:

☐	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☒	Definitive Information Statement

BREITLING ENERGY CORPORATION

(Name of Registrant As Specified in Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No Fee required.

☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0- 11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

THIS INFORMATION STATEMENT IS BEING PROVIDED TO

YOU BY THE BOARD OF DIRECTORS OF BREITLING ENERGY CORPORATION

BREITLING ENERGY CORPORATION

1910 Pacific Avenue, Suite 12000

Dallas, Texas 75201

NOTICE OF ACTION TAKEN BY

WRITTEN CONSENT OF A MAJORITY OF STOCKHOLDERS

Dear Stockholders:

The enclosed information statement (the “Information Statement”) is provided on or about January 20, 2015 to the stockholders of record on December 29, 2014 (the “Record Date”) of Breitling Energy Corporation, a Nevada corporation (the “Company”) to advise the stockholders that our Board of Directors (the “Board”) and stockholders holding a majority of our outstanding voting capital stock (the “Majority Stockholders”) have authorized: (i) a Certificate of Amendment to our Articles of Incorporation to increase the number of authorized shares of common stock, par value $.001 per share (“Common Stock”), of the Company from 500,000,000 to 750,000,000 (the “Charter Amendment”); and (ii) a reverse stock split (the “Reverse Split”) of our issued and outstanding shares of Common Stock, at a specific ratio within a range from 1-for-2 to 1-for-100 and to grant authorization to the Board to determine, in its discretion, the timing and the specific ratio of the Reverse Split at any time prior to December 31, 2015.

We believe the reverse stock split will enhance the ability of the Company to obtain “up-listing” of its shares to a national securities exchange providing the Company and its stockholders with, among other things: immediate access to a much larger national financial market; immediate access to institutional and other large scale investors; the ability to market and publicize performance and other relevant information to a larger audience; and the ability to provide our stockholders with access to a national stock exchange wherein their shares will be available to a much broader market. The purpose of increasing the authorized shares of Common Stock is to cause the Company to have enough authorized and unissued shares of Common Stock to issue shares (i) to raise additional capital, (ii) to acquire additional oil and gas properties and (iii) in connection with the grant of awards under the 2014 Stock Incentive Plan. The Company has not had the ability to issue any significant number of additional shares of Common Stock since December 9, 2013.

On December 29, 2014, the Board approved the Charter Amendment and the Reverse Split, subject to stockholder approval. The Majority Stockholders approved the Charter Amendment and the Reverse Split by written consent in lieu of a meeting on December 29, 2014, in accordance with Section 78.320 of the Nevada Revised Statutes. Accordingly, your consent is not required and is not being solicited in connection with the approval of the Charter Amendment and the Reverse Split. The Charter Amendment will become effective when we file the Certificate of Amendment to the Articles of Incorporation (the “Amendment”) with the Secretary of State of the State of Nevada.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN. WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

No action is required by you. Pursuant to Rule 14(c)-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the proposals will not be adopted until a date at least twenty (20) days after the date of the Definitive Information Statement is filed and mailed to our stockholders of record on the Record Date. This Information Statement will be mailed to you on or about January 20, 2015.

Please feel free to call us at (214) 716-2600 should you have any questions on the enclosed Information Statement.

For the Board of Directors of
BREITLING ENERGY CORPORATION

By:	/s/ Chris Faulkner
Name: Title:	Chris Faulkner President and CEO

1

BREITLING ENERGY CORPORATION

1910 Pacific Avenue, Suite 12000

Dallas, Texas 75201

INFORMATION STATEMENT

PURSUANT TO SECTION 14(C) OF THE

SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

WE ARE NOT ASKING YOU FOR A PROXY,

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

This information statement (this “Information Statement”) is being mailed on or about January 20, 2015 to the holders of record of Breitling Energy Corporation, a Nevada corporation (the “Company,” “we”, “our” or “us”), as of December 29, 2014 (the “Record Date”) in connection with the approval of (i) a Certificate of Amendment to the Articles of Incorporation to amend the Company’s Articles of Incorporation to increase the number of authorized shares of common stock, par value $.001 per share (“Common Stock”), of the Company from 500,000,000 to 750,000,000 (the “Charter Amendment”); and (ii) a reverse stock split (the “Reverse Split”) of our issued and outstanding shares of Common Stock, at a specific ratio within a range from 1-for-2 to 1-for-100 and to grant authorization to the Board to determine, in its discretion, the timing and the specific ratio of the Reverse Split at any time prior to December 31, 2015.

Pursuant to Sections 78.390 and 78.2055 of the Nevada Revised Statutes (“NRS”), the Charter Amendment and the Reverse Split are required to be approved by the vote of stockholders holding a majority of the voting power of the affected class or series. Section 78.320 of the NRS provides that any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if a written consent thereto is signed by stockholders holding at least a majority of the voting power. Each share of Common Stock is entitled to one vote per share on any matter requiring stockholder vote. Our Board obtained the written consent of the Majority Stockholders in order to eliminate the costs and management time involved in holding a special meeting.

On December 29, 2014, the Board approved the Charter Amendment and Reverse Split. On December 29, 2014, stockholders holding approximately 92.5% of our outstanding capital stock (the “Majority Stockholders”) approved the Charter Amendment and Reverse Split by written consent, in accordance with Section 78.320 of the NRS and the Company’s Bylaws then in effect. Accordingly, all necessary approvals in connection with the above corporate actions have been obtained and this Information Statement is furnished solely for the purpose of informing our stockholders, in the manner required under the Securities and Exchange Act of 1934, as amended, (the “Exchange Act”) regarding these corporate actions pursuant to Rule 14c-2 under the Exchange Act.

The Record Date for determining stockholders entitled to receive this Information Statement is December 29, 2014, the date that the Company’s Majority Stockholders approved the Charter Amendment and Reverse Split by written consent. As of the close of business on the Record Date, we had 499,083,626 shares of Common Stock outstanding and entitled to vote on the matters acted upon in the action by written consent of our Majority Stockholders. Each share of Common Stock outstanding as of the close of business on the Record Date was entitled to one vote.

In accordance with the rules and regulations of the Securities and Exchange Commission (“SEC”), the proposals approved by written consent of our Majority Stockholders will become effective approximately 20 calendar days after we send or give this Information Statement to our stockholders of record as of the Record Date. It is expected that the Charter Amendment will become effective on or about February 9, 2015 upon its filing with the Secretary of State of the State of Nevada and that the Reverse Split may become effective upon the determination of Board, in its discretion, at any time prior to December 31, 2015.

THE APPROXIMATE DATE ON WHICH THIS INFORMATION STATEMENT IS FIRST BEING SENT OR GIVEN TO THE HOLDERS OF OUR COMMON STOCK ON THE RECORD DATE IS JANUARY 20, 2015.

2

This Information Statement is provided to the Company’s stockholders of record on the Record Date only for informational purposes in connection with the Charter Amendment and Reverse Split pursuant to and in accordance with Section 14(c) of the Exchange Act, and Rule 14c and Schedule 14C thereunder.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

ACTIONS BY THE BOARD OF DIRECTORS

AND CONSENTING STOCKHOLDERS

In accordance with Section 78.315 and 78.320 of the Nevada Revised Statutes, the following actions were taken based upon the unanimous recommendation and approval by the Board and the written consent of the Majority Stockholders.

ACTION I – CHARTER AMENDMENT

CERTIFICATE OF AMENDMENT TO ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES

General Information

On December 29, 2014, the Board and the Majority Stockholders owning a majority of the Company’s voting securities, believing it to be in the best interests of the Company and its stockholders, approved a resolution authorizing an amendment to Article IV of the Company’s Articles of Incorporation authorizing the issuance of up to an additional 250,000,000 shares of Common Stock (the “Charter Amendment”). The Charter Amendment will increase the number of authorized shares of Common Stock from 500,000,000 to a total of 750,000,000. All newly authorized shares will have the same rights as the presently authorized shares, including the right to cast one vote for each share held of record on all matters submitted to a vote of stockholders and, subject to the rights of the holders of preferred stock, to participate in dividends when and to the extent declared and paid. Holders of Common Stock do not have preemptive rights and are not entitled to cumulate votes for the election of directors.

The form of the Charter Amendment as approved by the Majority Stockholders follows:

The Articles of Incorporation are hereby amended by amending and restating the first paragraph of Article IV to be and read as follows:

Section 4.01. Number and Class. The total number of shares of stock that the Corporation shall have authority to issue is 775,000,000, consisting of 750,000,000 shares of common stock, par value $0.001 per share (“Common Stock”), and 25,000,000 shares of preferred stock par value $0.001 per share (“Preferred Stock”).

Reasons for increasing the authorized shares of Common Stock

The Board believes the increase in the authorized shares of Common Stock is in the best interests of the Company and its stockholders. The Company currently has 499,083,626 shares of Common Stock outstanding, and has the obligation to issue up to an additional 700,000 shares upon the exercise of outstanding warrants. The Company has not had the ability to issue any significant number of additional shares of Common Stock since December 9, 2013, the date the Majority Stockholders acquired their shares. The purpose of increasing the authorized shares of Common Stock is to cause the Company to have enough authorized and unissued shares of Common Stock to issue shares (i) to raise additional capital, (ii) to acquire additional oil and gas properties and (iii) in connection with the grant of awards under the 2014 Stock Incentive Plan. The Company has no present plans, arrangements or understandings to issue any additional shares of Common Stock.

3

Effect on Authorized and Outstanding Shares

As a result of the increase in authorized shares of Common Stock, the number of shares currently issued and outstanding will not be changed. In addition, the number of shares issuable upon exercise or conversion of securities exercisable for, or convertible into, Common Stock, will remain the same following the Charter Amendment.

The Company’s Common Stock is currently registered under Section 12(g) of the Exchange Act, and, as a result, the Company is subject to periodic reporting and other requirements. The authorization to issue an additional 250,000,000 shares of Common Stock will not affect the registration of the Common Stock under the Exchange Act.

Increase of Shares of Common Stock Available for Future Issuance

As a result of the increase in the authorized shares of Common Stock, there will be an increase in the number of authorized shares which would be unissued and available for future issuance. The increase in available shares could be used for any proper corporate purpose approved by the Board including, among other purposes, future financing transactions or acquisitions.

Accounting Matters

The Charter Amendment will not of itself cause any change in the capital stock or surplus of the Company. However, any future issuance of shares of Common Stock and preferred stock may have a dilutive effect on the present equity holdings of stockholders of the Company.

Effectiveness of the Increase in Authorized Shares of Common Stock

Upon the effectiveness and on the date that is twenty (20) days following the mailing of this Information Statement, the Board shall have the Company’s Certificate of Amendment to the Articles of Incorporation filed with the State of Nevada in order to effect the Charter Amendment.

ACTION II – REVERSE SPLIT

APPROVAL OF AN AMENDMENT TO OUR ARTICLES OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT

Description of the Reverse Stock Split

On December 29, 2013, the Board and the Majority Stockholders, believing it to be in the best interests of the Company and its stockholders, approved a resolution authorizing an amendment to our Articles of Incorporation and/or such other action as the Company deems necessary to authorize the Board to effect a reverse stock split for the purpose of increasing the per-share market price of our Common Stock in order to enhance our ability to obtain listing on a national securities exchange and for other purposes as described below in this Information Statement. Pursuant to the Reverse Split, a certain number of outstanding shares of Common Stock, as determined by the applicable ratio, would be combined into one share of Common Stock. On December 23, 2013, the Majority Stockholders approved a reverse stock split within a range from 1-for-2 to 1-for-100 to be implemented by the Board on or before November 30, 2014. The Board did not implement a reverse split pursuant to that authorization and that authorization has lapsed.

The Board has discretion to implement the Reverse Split within a range from 1-for-2 to 1-for-100. The Board believes that approval of a range of ratios (as opposed to approval of a specified ratio) provides the Board with maximum flexibility to achieve the purposes of the Reverse Split and, therefore, is in the best interests of the Company and its stockholders. The actual timing for implementation of the Reverse Split will be determined by the Board based upon its evaluation as to when such action would be most advantageous to the Company and its stockholders, provided that it occurs prior to December 31, 2015. Furthermore, the Board also has the discretion not to implement a Reverse Split. If the Board were to elect to implement the Reverse Split, the Board will set the exchange ratio within the range of the ratios approved by the Majority Stockholders. The Board will also base such a determination upon the then current trading price of the Common Stock, among other things.

4

The Board has discretion to take such actions as are deemed necessary to implement the Reverse Split, including, but not limited to, amending our Articles of Incorporation pursuant to an amendment thereto in such form as the Board approves.

No fractional shares will be issued. If the number of “pre-split” common shares is not evenly divisible by the ratio number, the “pre-split” shares will round up to the next number that is divisible by the ratio number. The number of authorized common stock shall remain unaffected and the par value shall remain at $0.001 per share.

If the Board decides to implement the Reverse Split at any time prior to December 31, 2015, we will promptly file a Certificate of Amendment with the Secretary of State of the State of Nevada to amend our existing Articles of Incorporation. The Reverse Split will become effective on the date of filing the Certificate of Amendment and upon the filing of documentation with the Financial Industry Regulatory Authority (“FINRA”) and our stock transfer agent. After the Reverse Split becomes effective, our Common Stock will have a new Committee on Uniform Securities Identification Procedures (CUSIP) number, which is a number used to identify our equity securities.

Discussion of the Reverse Split of the Company’s Common Stock

The Company’s Common Stock is currently traded over-the-counter under the symbol BECC. The following table sets forth the range of high and low bid prices for the last two fiscal years. The bid prices quoted reflect inter-dealer prices without retail mark-up, markdown or commission and may not represent actual transactions.

Year 2014	High	Low
Quarter ended December 31, 2014	$0.60	$0.35
Quarter ended September 30, 2014	$0.63	$0.35
Quarter ended June 30, 2014	$0.63	$0.35
Quarter ended March 31, 2014	$0.88	$0.18
Year 2013	High	Low
Quarter ended December 31, 2013	$0.25	$0.05
Quarter ended September 30, 2013	$0.15	$0.05
Quarter ended June 30, 2013	$0.26	$0.15
Quarter ended March 31, 2013	$0.64	$0.14

Description of Securities

Following the effective date of the Charter Amendment, the Company will have authorized 750,000,000 common shares, $0.001 par value and 25,000,000 preferred shares, $0.001 par value. As of December 29, 2014, the Company’s outstanding shares consisted of 499,083,626 shares of Common Stock and no preferred shares.

The holders of Common Stock are entitled to one vote per share. Holders of the Company’s Common Stock do not have any pre-emptive or other rights to subscribe for or purchase additional shares of capital stock, no conversion rights, redemption or sinking-fund provisions.

The Company has not paid any dividends on its Common Stock since inception and expects to continue to retain all earnings generated by its operations for the development and growth of its business and does not anticipate paying any cash dividends to its stockholders in the foreseeable future. The payment of future dividends on the Common Stock and the rate of such dividends, if any, will be determined by the Board in light of its earnings, financial condition, capital requirements and other factors.

There were approximately 4,200 beneficial holders of our Common Stock as of December 29, 2014. The Reverse Split is not expected to cause a significant change in the number of beneficial owners of our Common Stock.

The Reverse Split will not affect any stockholder’s proportionate equity interest in the Company or the rights, preferences, privileges or priorities of any stockholder, other than an adjustment, which may occur due to fractional shares. Likewise, the Reverse Split will not affect the total stockholders’ equity in the Company or any components of Stockholders’ equity as reflected on the financial statements of the Company except to change the number of issued and outstanding shares of capital stock. There would be no increase or decrease in the Company’s “stated capital” account or “capital in excess” account (excess of the Company’s net assets over the Company’s stated capital). In addition to the number of outstanding shares of Common Stock, the Company will need to adjust the historical earnings per share on its financial statements. No other adjustment will be required in the Company’s financial statements as a result of the Reverse Split.

5

As shown in the schedule below, after the Reverse Split, there will be additional shares available for issuance. Such an issuance of additional shares will have the effect of diluting the current stockholders’ percentage of Company ownership. We may seek additional capital through a combination of private and public equity offerings, debt financings and other strategic arrangements. To the extent that we raise additional capital through the sale of equity or convertible debt securities, your ownership interest could be diluted and the terms may include liquidation or other preferences that adversely affect your rights as a stockholder. Debt financing, if available, would result in increased fixed payment obligations and may involve agreements that include covenants limiting or restricting our ability to take specific actions such as incurring debt, making capital expenditures or declaring dividends. If we raise additional funds through other strategic arrangements with third parties, we may have to relinquish valuable rights to our properties, future revenue streams or grant rights on terms that are not favorable to us.

The following table illustrates the principal effects of several Reverse Split ratios on the Common Stock, stock awards, warrants, and convertible or exchangeable securities:

	Pre-Reverse Split	Post-Reverse Split (1:5)	Post-Reverse Split (1: 10)	Post-Reverse Split (1: 25)	Post-Reverse Split (1: 100)
Common Stock
Authorized	750,000,000	750,000,000	750,000,000	750,000,000	750,000,000
Issued and Outstanding	499,083,626	99,816,725	49,908,362	19,963,345	4,990,836
Warrant Exercises	700,000	140,000	70,000	28,000	7,000
Equity Compensation Plans Options	0	0	0	0	0
Available for issuance	250,216,374	650,043,275	700,021,638	730008655	745,002,164

Preferred Stock
Authorized	25,000,000	25,000,000	25,000,000	25,000,000	25,000,000
Issued and Outstanding	0	0	0	0	0

Purpose of the Reverse Split

The Board believes the completion of the Reverse Split will cause the minimum bid price of the Common Stock to increase. There can be no assurance, however, that the Reverse Split will result in any change in the price of the Common Stock or that, if the price of the Common Stock does increase as a result of the Reverse Split, the amount or duration of such increase.

The Board also believes that the Reverse Split may result in a broader market for the Common Stock than currently exists due to the anticipated increase of the per share price. The Board believes that the present level of per share market prices of the Common Stock impairs the acceptability of the stock by portions of the financial community and the investing public. Theoretically, the price per share of stock should not, of itself, affect the community; however, in practice, the price per share does affect the stock because many investors look upon low priced stock as unduly speculative in nature and, as a matter of policy, avoid investment in such stocks. The increased price per share may encourage interest and trading in the Common Stock and possibly promote greater liquidity for the Company’s stockholders, although such liquidity could be adversely affected by the reduced number of shares outstanding after the Reverse Split. Nonetheless, there is no assurance that these effects will occur or that the per share price level of the Common Stock immediately after the proposed Reverse Split will be maintained for any period of time.

In addition, the Board believes that the Reverse Split may improve the liquidity of the Common Stock in another manner. Frequently, brokers charge trading commission based upon the number of shares purchased. As a result, this trading commission per share is relatively higher as a percentage of the value of the shares of Common Stock purchased. The Board and management believe that the relatively high trading cost of Common Stock may adversely impact the liquidity of the Common Stock by making it a less attractive investment to the stock of other companies in the Company’s industry. If the Reverse Split is implemented and the price of the Common Stock rises correspondingly, the trading cost per “trading dollar” of Common Stock would decrease.

6

The Reverse Split may result in some stockholders owning “odd lots” of less than 100 shares. The costs, including brokerage commissions, of transactions in odd lots are generally higher than the costs in transactions in “round lots” of even multiples of 100.

Additional Purpose of the Reverse Split – Listing on a National Securities Exchange

One of the NYSE and NASDAQ listing requirements is that the bid price of our Common Stock is at a specified minimum per share and that, after listing, the NYSE and NASDAQ rules provide that, for an issue to be eligible for continued listing it may not appear that the aggregate market value of our Common Stock has become so reduced as to make further dealings on the NYSE or NASDAQ inadvisable.

Our Board believes that it is in the Company’s best interest to list the Common Stock on a national stock market provided we can achieve and maintain the required minimum per share bid price. Our Board recommends that the highest interest of the stockholders is best served by a Reverse Split in order to enhance the Common Stock bid price. We believe that the Reverse Split should be a substantial basis for achieving the stock bid price necessary for a national stock market listing. There is no assurance that our stock price will achieve the minimum bid price amount or that our stock price will continue to meet the minimum requirement for continued listing or that the Company will meet the other listing requirements of a national securities exchange.

Beneficial Holders of Common Stock (i.e. Stockholders who hold in street name)

Upon completion of the Reverse Split, we will treat shares held by stockholders through a bank, broker, custodian or other nominee, in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers, custodians or other nominees will be instructed to effect the Reverse Split for their beneficial holders holding our Common Stock in street name. However, these banks, brokers, custodians or other nominees may have different procedures for processing the Reverse Split. If a stockholder holds shares of our Common Stock with a bank, broker, custodian or other nominee and has any questions in this regard, the stockholder is encouraged to contact his/her bank, broker, custodian or other nominee.

Registered “Book-Entry” Holders of Common Stock (i.e. Stockholders that are registered on the transfer agent’s books and records but do not hold stock certificates)

Certain of our registered holders of Common Stock may hold some or all of their shares electronically in book-entry form with the transfer agent. These stockholders do not have stock certificates evidencing their ownership of the Common Stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts. If a stockholder holds registered shares in book-entry form with the transfer agent, after the Reverse Split becomes effective he/she will automatically receive the “post-split” number of shares.

Holders of Certificated Shares of Common Stock

Any “pre-split” certificates submitted for exchange, whether because of a sale, transfer or other disposition of stock, will automatically be exchanged for new “post-split” certificates. Until surrendered, we will deem outstanding “pre-split” shares held by stockholders to be cancelled and only to represent the number of whole shares of post-reverse stock split Common Stock to which these stockholders are entitled. No new “post-split” certificates will be issued to a stockholder until such stockholder has surrendered all “pre-split” certificates to the transfer agent, Continental Stock Transfer & Trust.

No stockholder will be required to pay a transfer or other fee to exchange his, her or its “pre-split” certificates. Stockholders will then receive a New Certificate(s) representing the number of whole shares of Common Stock to which they are entitled as a result of the Reverse Split.

7

If a “pre-split” certificate has a restrictive legend, the New Certificate will be issued with the same restrictive legends that are on the “pre-split” certificate(s).

Fractional Shares

We do not expect to issue certificates representing fractional shares. Stockholders of record who would otherwise hold fractional shares because the number of shares of Common Stock they hold before the Reverse Split is not evenly divisible by the split ratio will be entitled to having their fractional “post-split” shares rounded up to a single share. For example, if the number of “pre-split” common shares you own is not evenly divisible by the ratio number, the remaining shares will round up to the next number that is divisible by the ratio number. For example, if you own 10,003 shares of the Company’s stock and IF the ratio number is ten (10), a one-for-ten reverse stock split will reduce your number of common shares to 1,001 shares after the Reverse Split. Or, if you own 10,019 shares of the Company’s stock, a one-for-ten reverse stock split will reduce your number of common shares to 1,002 shares after the Reverse Split. The “rounded-up shares” are subject to applicable federal and state income tax.

Effect of the Reverse Stock Split on Options, Restricted Stock Awards and Units, Warrants, and Convertible or Exchangeable Securities

Based upon the reverse stock split ratio, proportionate adjustments are required to be made to the per share exercise price and the number of shares issuable upon the exercise or conversion of all outstanding options, warrants, convertible or exchangeable securities entitling the holders to purchase, exchange for, or convert into, shares of Common Stock. This will result in an adjusted per share price being required to be paid under such options, warrants, convertible or exchangeable securities upon exercise, and approximately the same value of shares of Common Stock being delivered upon such exercise, exchange or conversion, immediately following the reverse stock split as was the case immediately preceding the reverse stock split. The number of shares deliverable upon settlement or vesting of restricted and deferred stock awards and units will be similarly adjusted.

The number of shares reserved for issuance pursuant to these securities will be reduced proportionately based upon the reverse stock split ratio. The number of shares remaining available for grant under our Stock Incentive Plans at the time of the Reverse Split shall remain the same.

Potential Anti-Takeover Effect

The Reverse Split could adversely affect the ability of third parties to takeover or change the control of the Company by, for example, permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of our Board or contemplating a tender offer or other transaction for the combination of our Company with another company. Although the increased proportion of unissued authorized shares to issued shares could, under certain circumstances, have an anti-takeover effect, the Reverse Split is not in response to any effort of which we are aware to accumulate shares of our Common Stock or obtain control of our company, nor is it part of a plan by management to recommend a series of similar amendments to the our Board and stockholders.

Accounting Matters

The Reverse Stock will not affect the per share par value of our Common Stock, which will remain at $0.001. As a result of the Reverse Split, the stated capital attributable to Common Stock on our balance sheet will be reduced proportionately based on the reverse stock split ratio (including a retroactive adjustment of prior periods), and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. Reported per share net income or loss will be higher because there will be fewer shares of Common Stock outstanding. Basic earnings per share data will be adjusted for the changes for all periods presented, with disclosure of such action in the year of change.

Certain Federal Income Tax Consequences of the Reverse Stock Split

A summary of the federal income tax consequences of the Reverse Split is set forth in the paragraph below. The discussion is based on the present federal income tax law. The discussion is not intended to be, nor should it be relied on as, a comprehensive analysis of the tax issues arising from or relating to the proposed Reverse Split. Income tax consequences to the Stockholders may vary from the federal tax consequences described generally below.

8

STOCKHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE EFFECT OF THE CONTEMPLATED REVERSE SPLIT UNDER APPLICABLE FEDERAL, STATE AND LOCAL INCOME TAX LAWS.

Unless otherwise specifically indicated herein, this summary addresses the tax consequences only to a beneficial owner of our Common Stock that is a citizen or individual resident of the United States, a corporation organized in or under the laws of the United States or any state thereof or the District of Columbia or otherwise subject to U.S. federal income taxation on a net income basis in respect of our Common Stock (a “U.S. holder”). This summary does not address all of the tax consequences that may be relevant to any particular stockholder, including tax considerations that arise from rules of general application to all taxpayers or to certain classes of taxpayers or that are generally assumed to be known by stockholders. This summary also does not address the tax consequences to (i) persons that may be subject to special treatment under U.S. federal income tax law, such as banks, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations, U.S. expatriates, persons subject to the alternative minimum tax, traders in securities that elect to mark to market and dealers in securities or currencies, (ii) persons that hold our Common Stock as part of a position in a “straddle” or as part of a “hedging,” “conversion” or other integrated investment transaction for federal income tax purposes, or (iii) persons that do not hold our Common Stock as “capital assets” (generally, property held for investment).

U.S. Holders

The reverse stock split should be treated as a recapitalization for U.S. federal income tax purposes. Therefore, except as described below with respect to the round-up shares in lieu of fractional shares, no gain or loss will be recognized upon the reverse stock split. Accordingly, the aggregate tax basis in the Common Stock received pursuant to the reverse stock split should equal the aggregate tax basis in the Common Stock surrendered (excluding the portion of the tax basis that is allocable to any fractional share), and the holding period for the Common Stock received should include the holding period for the Common Stock surrendered.

A U.S. holder who receives round-up shares in lieu of a fractional share of our Common Stock pursuant to the reverse stock split should recognize capital gain or loss in an amount equal to the difference between the amount of additional shares received and the U.S. holder’s tax basis in the shares of our Common Stock surrendered that is allocated to such fractional share of our Common Stock. Such capital gain or loss should be long-term capital gain or loss if the U.S. holder’s holding period for our Common Stock surrendered exceeded one year at the effective time. The deductibility of net capital losses by individuals and corporations is subject to limitations.

Information returns generally will be required to be filed with the Internal Revenue Service (IRS) with respect to the receipt of round-up shares in lieu of a fractional share of our Common Stock pursuant to the reverse stock split in the case of certain U.S. holders.

Non-U.S. Holders

The discussion in this section is addressed to “non-U.S. holders.” A non-U.S. holder is a beneficial owner of our Common Stock who is a foreign corporation or a non-resident alien individual.

Generally, non-U.S. holders will not recognize any gain or loss upon completion of the reverse stock split. In particular, gain or loss will not be recognized with respect to round-up shares received in lieu of a fractional share provided that (a) such gain or loss is not effectively connected with the conduct of a trade or business in the United States (or, if certain income tax treaties apply, is not attributable to a non-U.S. holder’s permanent establishment in the United States), (b) with respect to non-U.S. holders who are individuals, such non-U.S. holders are present in the United States for less than 183 days in the taxable year of the reverse stock split and other conditions are met, and (c) such non-U.S. holders comply with certain certification requirements.

9

Rights of Dissenters With Respect to the Corporate Actions

Under Nevada law, the Company’s stockholders are not entitled to appraisal rights with respect to the Reverse Split.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of December 29, 2014 with respect to any person (including any “group”, as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) who is known to the Company to be the beneficial owner of more than five percent of any class of the Company’s voting securities, and as to those shares of the Company’s equity securities beneficially owned by each its directors, the executive officers of the Company and all of its directors and executive officers of the Company and all of its directors and executive officers as a group. Unless otherwise specified in the table below, such information, other than information with respect to the directors and officers of the Company, is based on a review of statements filed with the Securities and Exchange Commission (the “Commission”) pursuant to Sections 13(d), 13(f), and 13(g) of the Exchange Act with respect to the Company’s Common Stock.

The table also shows the number of shares beneficially owned as of December 29, 2014 by each of the individual directors and executive officers and by all directors and executive officers as a group. The number of shares beneficially owned and the percentage of shares beneficially owned are based on 499,083,626 shares of common stock outstanding as of December 29, 2014.

For the purposes of the information provided below, shares that may be issued upon the exercise or conversion of options, warrants and other rights to acquire shares of our common stock that are exercisable or convertible within 60 days following December 29, 2014, are deemed to be outstanding and beneficially owned by the holder for the purpose of computing the number of shares and percentage ownership of that holder, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

Name and Address of Beneficial Owner(1)	Number of Shares Owned	Percentage of Class

Breitling Oil and Gas Corporation(2) 1910 Pacific Avenue, Ste. 12000 Dallas, Texas 75201	92,372,617	18.5%
Breitling Royalties Corporation(2) 1910 Pacific Avenue, Ste. 12000 Dallas, Texas 75201	369,490,467	74.0%
Officers and Directors:
Chris Faulkner, CEO, President and Chairman of the Board (2)	461,947,134	92.6%
Jeremy Wagers, COO, Secretary, General Counsel and Director	0	*
Judson “Rick” F. Hoover, Chief Financial Officer	0	*
David J. Kovacs, Executive Vice President of Strategic Development	0	*
Jonathan S. Huberman, Director	0	*
Richard H. Mourglia, Director	0	*
Trenton K. Thornock, Director	0	*
Total of all Officers and Directors(2)	461,863,084	92.5%

*	Less than 1.0%
(1)	Unless otherwise indicated, the mailing address of the beneficial owner is Breitling Energy Corporation, 1910 Pacific Avenue, Suite 12000, Dallas, Texas 75201.

(2)	Each of Breitling Oil and Gas Corporation and Breitling Royalties Corporation are owned 33-1/3% by Chris Faulkner, 33-1/3% by Parker Hallam and 33-1/3% by Michael Miller, whose addresses are 1910 Pacific Avenue, 7th Floor, Dallas, Texas 75201. Messrs. Faulkner, Hallam and Miller also constitute the board of directors of each of O&G and Royalties. Based upon the “rule of three”, where voting and investment decisions regarding an entity’s portfolio securities are made by three or more individuals, and a voting or investment decision requires the approval of a majority of those individuals, none of the individuals are deemed a beneficial owner of the entity’s portfolio securities. Consequently, each of Messrs. Faulkner, Hallam and Miller disclaim beneficial ownership of these shares of common stock. Nonetheless, the Company is reporting all of the shares owned by Breitling Oil and Gas Corporation and Breitling Royalties Corporation as being beneficially owned by Mr. Faulkner. In addition, Mr. Faulkner individually owns 84,050 shares.

10

WHERE YOU CAN OBTAIN ADDITIONAL INFORMATION

Additional information about us is contained in our periodic and current reports filed with the SEC. These reports, their accompanying exhibits and other documents filed with the SEC, may be inspected without charge at the Public Reference Section of the Commission at 100 F Street, NE, Washington, DC 20549. Copies of such material may also be obtained from the SEC at prescribed rates. The SEC also maintains a Web site that contains reports, proxy and information statements and other information regarding public companies that file reports with the SEC. Copies of these reports may be obtained from the SEC’s EDGAR archives at http://www.sec.gov/index.htm.

By Order of the Board of Directors:

By:	/s/ Chris Faulkner
Name: Title:	Chris Faulkner President and Chief Executive Officer January 20, 2015

11